UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

June 12, 2007

Date of Report (Date of Earliest Event Reported)

AMERICAN ROCK SALT COMPANY LLC

(Exact Name of Registrant as Specified in Charter)

New York	N/A	16-1516458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3846 Retsof Road, Retsof, New York	14539
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code: (585) 243-9510 ext. 1164

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

American Rock Salt Company LLC (the “Company”) is not required to file reports under the Securities Exchange Act of 1934, as amended. This Form 8-K is only being filed for informational purposes pursuant to the indenture governing the Company’s 9 1/2% Senior Secured Notes due 2014.

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement.

On June 12, 2007, American Rock Salt Company LLC (the “Company”) entered into an Agreement of Merger (the “Merger Agreement”) dated as of June 12, 2007, but effective as of June 13, 2007, with ARS Mergeco LLC, a New York limited liability company (“Mergeco”) and a wholly-owned subsidiary of American Rock Salt Holdings LLC, a New York limited liability company (“Holdings”). Upon consummation of the merger and pursuant to the terms of the Merger Agreement, each of the membership interests in the Company was converted into a corresponding membership interest in Holdings.

The foregoing summary description of the Merger Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 2 – Financial Information

Item 2.01 – Completion of Acquisition or Disposition of Assets.

The information set forth in Items 1.01 above and Item 5.01 below is incorporated herein by reference.

Item 2.02 – Results of Operations and Financial Condition.

The Company recently estimated the impact of the unseasonably warm and dry weather patterns in its market areas on recent operating results. The Company has previously reported that salt volumes and revenues for the twelve months ended March 31, 2007 were significantly below what the Company would expect in an average winter season. The Company estimates that, for the twelve months ended March 31, 2007, the mild weather resulted in an unfavorable impact on EBITDA, and hence on Net Income, of approximately $10.0 million. These estimates assume 2006/2007 contract volume levels based on 100% of awarded contract volume. The following table reconciles Normalized EBITDA to Normalized Net Income for the periods indicated (dollars in thousands):

American Rock Salt Company LLC

Normalized EBITDA Reconciliation to Normalized Net Income

Twelve Months Ended March 31, 2007
Normalized Net Income to Members	$20,647
Interest Expense	11,868
Depletion, Depreciation and Amortization	5,724

Normalized EBITDA	38,239

EBITDA represents net income before interest expense, depreciation, depletion, and amortization (the Company does not incur income taxes). EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculations of EBITDA may not be comparable to those reported by other companies. Investors should carefully consider the specific items included in our computation of EBITDA. EBITDA is included herein because it is a basis upon which we assess our liquidity position and performance and because certain covenants in our borrowing arrangements are tied to similar measures. EBITDA is also included herein because we believe that it presents useful information to investors regarding a company’s ability to service and/or incur indebtedness. This belief is based on negotiations with lenders who have indicated that the amount of indebtedness we have been permitted to incur will be based, in part, on measures similar to our EBITDA. EBITDA does not take into account working capital requirements, capital expenditures, debt service requirements and other commitments, and accordingly, EBITDA is not necessarily indicative of amounts that may be available for discretionary use.

This Item 2.02 contains statements intended as “forward looking statements.” These statements are based on the Company’s current expectations and involve risks and uncertainties that could cause the Company’s actual results to differ materially. The differences could be caused by a number of factors, including those identified in the Company’s Annual Report on Form 10-K filed with the SEC on December 28, 2006.

Section 5 – Corporate Governance and Management

Item 5.01 – Changes in Control of the Registrant.

On June 13, 2007, pursuant to the terms of the Merger Agreement described in Item 1.01 above, Mergeco was merged with and into the Company, and the Company became a wholly-owned subsidiary of Holdings. Holdings is a holding company and has no assets or operations other than its ownership of all of the equity interests of the Company.

Joseph G. Bucci, Gunther K. Buerman and Neil L. Cohen, who comprised the Class F Managers and Executive Committee of the Company and now comprise the Class F Managers and Executive Committee of Holdings, were parties to a voting agreement with respect to the Company which limited the ability of any such person to vote on any changes to the Company’s operating agreement which would have the effect of removing any party to the voting agreement from the Board of Managers or the Executive Committee. In connection with the holding company reorganization described above, Messrs. Bucci, Buerman and Cohen entered into a similar voting agreement with respect to Holdings. Messrs. Bucci, Buerman and Cohen also served as Co-Chief Executive Officers of the Company, and now serve as Co-Chief Executive Officers of Holdings.

Holdings’ principal business address is 3846 Retsof Road, Retsof, New York, 14539.

Section 7 – Regulation FD Disclosure

ITEM 7.01 – Regulation FD Disclosure.

In connection with the holding company reorganization described above, Holdings intends to enter into a seven and one-half year $100 million aggregate principal amount senior unsecured term loan facility with Morgan Stanley Senior Funding, Inc. as the initial lender, sole lead arranger and sole book-running manager, and administrative agent.

Section 8 – Other Events

ITEM 8.01 – Other Events.

On June 13, 2007, the Company commenced a solicitation of consents to obtain approval of an amendment to the reporting covenants under the indenture governing its 9 1/2% Senior Secured Notes due 2014. The proposed amendment is discussed in further detail in a press release issued on June 13, 2007, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

ITEM 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement of Merger, dated as of June 12, 2007, but effective as of June 13, 2007, by and between the Company and ARS Mergeco LLC

99.1	Press Release issued by American Rock Salt Company on June 13, 2007

SIGNATURES

The registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ROCK SALT COMPANY LLC
(Registrant)

By:	/s/ Raymond R. Martel
Name:	Raymond R. Martel
Title:	Chief Financial Officer
(Principal Financial Officer)

Dated: June 13, 2007

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement of Merger, dated as of June 12, 2007, but effective as of June 13, 2007, by and between the Company and ARS Mergeco LLC

99.1	Press Release issued by American Rock Salt Company on June 13, 2007